Exhibit 99.1

For further information: Sheila Davis, PR/IR Manager - 641-585-6803

WINNEBAGO INDUSTRIES ANNOUNCES FIRST QUARTER OF FISCAL 2010

FINANCIAL RESULTS CONFERENCE CALL TO BE HELD

ON DECEMBER 17, 2009

FOREST CITY, IOWA, December 10, 2009 – Winnebago Industries, Inc. (NYSE: WGO), the nation’s top-selling motor home manufacturer, will host a conference call on Thursday, December 17, 2009 at 9 a.m. Central Time (CT) to discuss the financial results for its first quarter of fiscal 2010 ended November 28, 2009. The Company will release its financial results on December 17, 2009 at 6:00 a.m. CT.

Winnebago Industries’ conference call may be heard live via the Company’s website, http://www.winnebagoind.com/investor.html. The event will be archived and available for replay for the next 90 days. To access the replay, click on http://www.winnebagoind.com/investor.html.

Minimum requirements to listen to the Web cast: either Windows Media Player or RealPlayer and at least a 28.8 Kbps connection to the Internet. The Windows Media Player software is downloadable free at: www.microsoft.com/windows/windowsmedia/download/default.asp, and the RealPlayer software is downloadable free at: www.real.com/products/player/index.html.

About Winnebago Industries

Winnebago Industries, Inc. is the nation’s top-selling manufacturer of motor homes, self-contained recreation vehicles used primarily in leisure travel and outdoor recreation activities. The Company builds quality motor homes under the Winnebago, Itasca and ERA brand names with state-of-the-art computer-aided design and manufacturing systems on automotive-styled assembly lines. The Company’s common stock is listed on the New York and Chicago Stock Exchanges and traded under the symbol WGO. Options for the Company’s common stock are traded on the Chicago Board Options Exchange. For access to Winnebago Industries’ investor relations material, or to add your name to an automatic email list for Company news releases, visit, http://www.winnebagoind.com/investor.html.

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